UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2010
Penwest Pharmaceuticals Co.
(Exact name of registrant as specified in charter)

Washington	001-34267	91-1513032
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2981 Route 22
Patterson, New York	12563
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (845)-878-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1
Ex-10.1
Ex-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
          On August 9, 2010, Penwest Pharmaceuticals Co., a Washington corporation (“Penwest” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Parent”), and West Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”).
          Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:
•	Merger Sub will commence a tender offer (the “Offer”) no later than August 20, 2010 to acquire all of the outstanding shares of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) at a purchase price of $5.00 per share, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes; and

•	as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become an indirect wholly-owned subsidiary of Parent. In the Merger, each share of Company Common Stock remaining outstanding following the consummation of the Offer, other than shares of Company Common Stock held by Parent or its subsidiaries or by shareholders who have validly exercised their appraisal rights under Washington law, will be converted into the right to receive cash in an amount equal to the Offer Price.
          Concurrently with the execution of the Merger Agreement, Penwest shareholders Tang Capital Partners, LP, and Perceptive Life Sciences Master Fund Ltd. whose principals Kevin Tang and Joe Edelman, respectively, are members of Penwest’s Board of Directors, Mr. Tang, Penwest’s Chairman of the Board, and Jennifer Good, Penwest’s President and Chief Executive Officer, entered into Shareholder Tender Agreements with Parent and Merger Sub pursuant to which they have agreed to tender their shares subject to such agreements in the Offer and to vote such shares in favor of the Merger and against any other transaction. The shares subject to such agreements comprise approximately 38.6% of the fully diluted Company Common Stock.
          The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with any shares of Company Common Stock then owned by Parent and its subsidiaries, equals at least a majority of the outstanding Company Common Stock on a fully-diluted basis (as determined in accordance with the Merger Agreement, which includes the number of shares of Company Common Stock outstanding, together with the shares of Company Common Stock that the Company may be required to issue pursuant to warrants, options or other obligations that are then vested and then exercisable at prices less than the Offer Price).
          The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Offer is consummated. The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to abide by certain restrictions on its ability to respond to any such proposal, subject to the fulfillment of certain fiduciary requirements of the

Company’s Board of Directors. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $5.0 million.
          Under the terms of the Merger Agreement, holders of options to purchase Company Common Stock, whether or not vested, can conditionally tender the shares of Company Common Stock issuable upon the exercise of such options in the Offer and, upon consummation of the Offer, will receive with respect to such shares a per share cash payment equal to the Offer Price (less the exercise price). Upon consummation of the Merger, each outstanding option to purchase Company Common Stock not tendered in the Offer, whether or not vested, will be cancelled and exchanged for a per share cash payment equal to the Offer Price (less the exercise price). In addition, holders of warrants to acquire Company Common Stock can conditionally tender the shares of Company Common Stock issuable upon the exercise of such warrants in the Offer and, upon consummation of the Offer, will receive a per share cash payment equal to the Offer Price (less the exercise price). Upon consummation of the Merger, each outstanding warrant to acquire Company Common Stock not tendered in the Offer will become a warrant to receive an amount of cash determined pursuant to the terms of such warrant.
          A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.
          The Merger Agreement contains customary representations and warranties the Company, Parent and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts.
Sixth Amendment to Amended and Restated Strategic Alliance Agreement
          On August 9, 2010, Penwest entered into the Sixth Amendment to the Amended and Restated Strategic Alliance Agreement (the “Sixth Amendment”) with Endo Pharmaceuticals Inc., a subsidiary of Parent (“Endo”). The provisions of the Sixth Amendment will not be effective unless and until the Offer is consummated and Parent becomes the majority owner of Penwest. The Sixth Amendment provides, among other things, that following the consummation of the Offer Endo will have sole control with respect to all decisions and actions pertaining to Opana ER and Endo will no longer be subject to any diligence/efforts requirement or to the non-solicitation provisions with respect to Penwest employees.
NOTICE TO INVESTORS
          The Offer for the outstanding Company Common Stock referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company

Common Stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the Offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the Offer. The Schedule TO (including the related Offer to Purchase, Letter of Transmittal and other offer documents) and the Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all shareholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.penw.com.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
          This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Offer and Merger, uncertainties as to how many of the Company’s shareholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the Offer documents to be filed by Merger Sub and the Schedule 14D-9 to be filed by the Company. All of the materials related to the Offer (and all other Offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.penw.com. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.
Item 8.01 Other Events.
          On August 9, 2010, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

     See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.
*****

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: August 10, 2010	By:	/s/ Frank P. Muscolo
Frank P. Muscolo
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 9, 2010, by and among Endo Pharmaceuticals Holdings Inc., West Acquisition Corp. and Penwest Pharmaceuticals Co.(1)

10.1	Sixth Amendment, dated as of August 9, 2010, to the Amended and Restated Strategic Alliance Agreement between Penwest Pharmaceuticals Co. and Endo Pharmaceuticals Inc.

99.1	Press release, entitled, “Penwest Pharmaceuticals Agrees to be Acquired by Endo Pharmaceuticals for $5.00 Per Share in Cash,” issued August 9, 2010

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Penwest will furnish copies of any of such schedules to the SEC upon request.